Exhibit 99.1

Avinger Announces Conversion of 12% of CRG Term Debt into Equity

Redwood City, Calif., August 4, 2023 - Avinger, Inc. (Nasdaq: AVGR), a commercial-stage medical device company developing and marketing the first and only intravascular image-guided, catheter-based systems for diagnosis and treatment of vascular disease, today announced the conversion of approximately 12% of its existing debt with entities affiliated with CRG Partners III L.P. (“CRG”) into shares of a new series of convertible preferred stock.

The conversion reduces the outstanding principal amount of the debt by $1.92 million, or approximately 12%, in exchange for 1,920 shares of Avinger Series E convertible preferred stock. The December 31, 2025 maturity date of the term loan and other covenants remain unchanged. Following this transaction, the shares of Series E preferred stock held by CRG are convertible into an aggregate of 2,684,160 shares of common stock, representing approximately 19.9% of Avinger’s common stock on a post-conversion to common stock basis. Each share of Series E preferred stock is initially convertible into 1,398 shares of Avinger's common stock, based on a conversion price of $0.715, which is equal to the closing price of the common stock on August 2, 2023.

“We appreciate CRG’s continued support of Avinger as we commercialize our best-in-class products for the treatment of peripheral artery disease and advance development of our new coronary artery disease platform,” said Jeff Soinski, Avinger’s President and CEO. “Converting a significant portion of the term loan to equity strengthens our balance sheet as we continue to execute on several exciting growth and development initiatives for our intravascular image guided solutions.”

About Avinger, Inc.

Avinger is a commercial-stage medical device company that designs and develops the first and only image-guided, catheter-based system for the diagnosis and treatment of patients with Peripheral Artery Disease (PAD). PAD is estimated to affect over 12 million people in the U.S. and over 200 million worldwide. Avinger is dedicated to radically changing the way vascular disease is treated through its Lumivascular platform, which currently consists of the Lightbox imaging console, the Ocelot and Tigereye® family of chronic total occlusion (CTO) catheters, and the Pantheris® family of atherectomy devices. Avinger is based in Redwood City, California. For more information, please visit www.avinger.com.

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Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding our future performance, the growth of our business, and our ability to execute on development initiatives, including the development of our coronary artery disease platform. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include our dependency on a limited number of products; the resource requirements related to Pantheris, Tigereye and our Lightbox imaging console; the outcome of clinical trial results; the adoption of our products by physicians; our ability to obtain regulatory approvals for our products; as well as the other risks described in the section entitled "Risk Factors" and elsewhere in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2023 and amended on March 17, 2023, and Quarterly Reports on Form 10-Q. These forward-looking statements speak only as of the date hereof and should not be unduly relied upon. Avinger disclaims any obligation to update these forward- looking statements.

Investor Contact:

Matt Kreps

Darrow Associates Investor Relations

(214) 597-8200

mkreps@darrowir.com

Public Relations Contact:

Phil Preuss

Chief Marketing Officer

Avinger, Inc.

(650) 241-7942

pr@avinger.com